Exhibit 23.3

Consent of Independent Auditor

I consent to the use of my report dated July 25, 2006 on the financial statements of NatCom Marketing International, Inc. for the years ended December 31, 2005 and 2004, included herein on the Registration Statement of Connected Media Technologies, Inc. on Form SB-2, and to the reference to my name under the heading “Experts” in the prospectus.

/s/ Armando Prieto Llorente

Armando Prieto Llorente,

Certified Public Accountant

Guaynabo, Puerto Rico

August 29, 2006